UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2008
ConocoPhillips
(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
600 North Dairy Ashford
Houston, Texas 77079
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code:  (281) 293-1000
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
          On September 7, 2008, ConocoPhillips and Origin Energy announced the creation of a long-term Australasian natural gas business focused on coal bed methane production and liquefied natural gas processing and sales. A copy of ConocoPhillips’ press release is furnished as Exhibit 99.1. ConocoPhillips is also furnishing, as Exhibit 99.2 to this Current Report on Form 8-K, a slide presentation to be used by representatives of ConocoPhillips when they speak to various members of the financial and investing community beginning September 7, 2008.
          The information in Item 7.01 and Exhibits 99.1 and 99.2, of Item 9.01 is being furnished, not filed. Accordingly, the information in this Item 7.01 and Exhibits 99.1 and 99.2 of Item 9.01 will not be incorporated by reference into any registration statement filed by ConocoPhillips under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by ConocoPhillips that (i) the information in this report is material or complete or (ii) investors should consider this information before making an investment decision with respect to any security of ConocoPhillips or any of its affiliates.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
99.1	— Press Release, dated September 7, 2008

99.2	— Slide presentation given by management of ConocoPhillips beginning September 7, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS
/s/ Janet Langford Kelly
September 8, 2008	Janet Langford Kelly
Senior Vice President, Legal, General Counsel and Corporate Secretary